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                                                                  EXHIBIT 22

                          CHATTEM, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY


  NAME OF SUBSIDIARY                       STATE OR COUNTRY OF INCORPORATION
---------------------                      ---------------------------------

Chattem (Canada) Inc.                                   Canada
Chattem (U.K.) Limited                                  England
HBA Insurance Ltd.                                      Bermuda
Signal Investment & Management Co.                      Delaware